EXHIBIT 5.1

                                                           BUSH ROSS
                                                                ATTORNEYS AT LAW


                                                       220 South Franklin Street
                                                       Tampa, Florida 33602-5330
                                                       (813) 224-9255 [Phone]
                                                       (813) 223-9620 [Fax]
                                                       www.bushross.com

                                                       Mailing Address:
                                                       Post Office Box 3913
                                                       Tampa, Florida 33601-3913


                                 August 16, 2005



Telzuit  Medical  Technologies, Inc.
5422 Carrier Drive, Suite 306
Orlando, Florida 32819

Ladies  and  Gentlemen:

     Reference is made to the Registration Statement (the "REGISTRATION STATEMENT") on Form S-8 filed today with the Securities and Exchange Commission (the "COMMISSION") by Telzuit Medical Technologies, Inc., a Florida corporation (the "COMPANY") for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 2,024,000 shares of the Company's authorized common stock, par value $.001 per share (the "SHARES"), which may be issued pursuant to the Company's Equity Compensation Plan (the "PLAN"). None of the Shares have been issued by the Company prior to the date of filing the S-8 Registration Statement. In connection with the foregoing registration, we have acted as counsel to the Company.

The  opinions  expressed  below  are rendered pursuant to Item 8 of Form S-8 and
Item 601(b)(5) of Regulation S-K, and have been prepared in accordance with the Report on Standards for Florida Opinions, dated September 1998, issued by the Business Law Section of The Florida Bar (the "REPORT"). In rendering such opinions, we have made no assumptions other than those set forth in Section II.K. of the Report (a copy of which is attached hereto for your reference), but we have relied as to factual matters that affect our opinions upon representations and warranties made by the Company without independently verifying the facts asserted therein to be true and correct, and also upon our examination of selected public records and copies of the following documents, each identified to our satisfaction:

     1. The current Articles of Incorporation, Bylaws and capital stock register of the Company;

     2. A Certificate of Status applicable to the Company, prepared by the Florida Department of State;

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August 16, 2005
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     3.     A  Corporate  Resolution  of the Company's Board of Directors, dated
August 18, 2005, approving the reservation and future issuance of the Shares in accordance with the terms of the Plan.

     Based upon the foregoing, it is our opinion that the Shares will, when and if issued in accordance with the terms and conditions of the Plan, be authorized, validly issued, fully paid and non-assessable.

     This opinion letter is provided to you for your benefit and for the benefit of the Commission, may be relied upon by you and the Commission only in connection with the Company's filing of the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit
5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

                               Yours  truly,

                               BUSH  ROSS  GARDNER  WARREN  &  RUDY, P.A.

                               By: /s/ Brent A. Jones
                                   --------------------------------------
                                   Brent  A. Jones, an authorized representative

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